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                                                          EXHIBIT 99.1 AND 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Family Room Entertainment Corporation (the "Company") on Form 10QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, George Furla, Chief Executive Officer of the Company and Stanley Tepper, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                /s/  Michael Rudolph
                                -----------------------------
                                Michael Rudolph
                                Chief Executive Officer, President and Chief
                                Accounting Officer
                                June 11, 2003




                                /s/  Stanley Tepper
                                ------------------------------
                                Stanley Tepper
                                Chief Financial Officer
                                June 11, 2003


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